As filed with the Securities and Exchange Commission on March 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue

New York, New York 10022-4608

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence R. Purtell, Executive Vice President and General Counsel

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

212-836-2650

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence R. Purtell, Esq. Executive Vice President and General Counsel Alcoa Inc. 390 Park Avenue New York, New York 10022-4608	Lorraine Massaro, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 599 Lexington Avenue New York, New York 10022-6030

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.72% Notes due 2019	$750,000,000	100%	$750,000,000	$23,025.00
5.87% Notes due 2022	$627,182,000	100%	$627,182,000	$19,254.49
Total	$1,377,182,000	100%	$1,377,182,000	$42,279.49

(1)	Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 19, 2007

Alcoa Inc.

Offer to Exchange

$750,000,000

5.72% Notes due 2019

for

5.72% Notes due 2019

that have been registered under the Securities Act of 1933

and

$627,182,000

5.87% Notes due 2022

for

5.87% Notes due 2022

that have been registered under the Securities Act of 1933

We are offering, upon the terms and subject to the conditions described in this prospectus, to exchange the entire outstanding principal amount of each of our series of 5.72% notes due 2019 and 5.87% notes due 2022, issued on February 23, 2007 in a transaction that was exempt from registration under the Securities Act of 1933 (the “old notes”), for an equal principal amount of new 5.72% notes due 2019 and new 5.87% notes due 2022, respectively (the “new notes”). The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except that the new notes (a) have been registered under the Securities Act and, therefore, unlike the old notes, generally will be freely tradeable, (b) will bear a different CUSIP number than the old notes, and (c) will not entitle their holders to rights under the registration rights agreement (which includes provisions relating to an increase in the interest rate of the old notes under certain circumstances set forth in the registration rights agreement). No public market currently exists for the new notes and we do not intend to apply for their listing on any securities exchange or to arrange for them to be quoted on any quotation system.

The new notes will be unsecured senior obligations of Alcoa and will rank equally with all of our unsecured and unsubordinated indebtedness.

•	This exchange offer will be open until 5:00 p.m., New York City time, on [ ], 2007 (the “expiration date”) unless we extend the offer.

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

•	Tenders of outstanding old notes may be withdrawn any time prior to 5:00 p.m., New York City time, on the expiration date.

•

The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange; however, our obligation to accept old notes for exchange is subject to certain customary conditions set forth in this prospectus and the related letter of transmittal.

See “ Risk Factors” beginning on page 13 for a discussion of certain risks that you should consider in connection with tendering your old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

Each holder of old notes wishing to accept this exchange offer must deliver the old notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of old notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to exchange the notes in any jurisdiction where the exchange offer is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated herein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars, unless otherwise noted.

This prospectus incorporates important business and financial information about Alcoa that is not included in or delivered with the document. This incorporated information is filed with the Securities and Exchange Commission (“SEC”), as described on page 3 of this prospectus. You may receive a copy of any of these filings, at no cost, by writing or telephoning us at: Alcoa Inc., 390 Park Avenue, New York, NY 10022-4608, Attention: Investor Relations, telephone (212) 836-2674. To obtain timely delivery of documents incorporated by reference in this prospectus, you must request such documents no later than [                    ], 2007, or the date that is no later than five business days before the expiration date.

We have filed a registration statement and related exhibits with the SEC to register the securities under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and the securities we may issue. You may obtain copies of the registration statement, including exhibits, at the address given in the preceding paragraph. You may also inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at our Internet web site at http://www.alcoa.com. However, the information on our Internet web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until completion of the exchange offer:

•	Annual Report on Form 10-K for the year ended December 31, 2006 (referred to herein as the “2006 10-K Report”);

•	Definitive proxy statement relating to Alcoa’s annual meeting of shareholders to be held on April 20, 2007; and

•	Current Reports on Form 8-K filed on January 19, 2007 (two filings), January 25, 2007, February 1, 2007, February 16, 2007, and March 1, 2007.

In each case, we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “projects,” “should,” “will” or other similar words. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Alcoa disclaims any intention or obligation (other than as required by law) to update or revise any forward-looking statements.

The following are some of the important factors that could cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements:

•	changes in economic conditions generally, especially an economic downturn in the key markets served by Alcoa;

•	changes in the global supply and demand conditions for aluminum, alumina and aluminum products;

•	fluctuations in commodity prices, especially the price of aluminum on the London Metal Exchange;

•	availability of power for Alcoa’s operations and changes in energy prices, especially electricity and natural gas;

•	changes in raw materials costs and availability;

•	political, economic and regulatory risks in the countries in which Alcoa operates or sells products, including fluctuations in foreign currency exchange rates and interest rates;

•	changes in laws and regulations, particularly those affecting environmental, health or safety compliance;

•	outcomes of significant legal proceedings or investigations;

•	factors affecting Alcoa’s operations such as equipment outages, labor disputes, supply disruptions or other unexpected events;

•	changes in relationships with, or in the financial or business condition of, customers and suppliers; and

•	changes in competitive conditions, including actions by competitors and developments in technology and products.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed in Part I, Item 1A of our 2006 10-K Report, and in our other periodic reports referred to above under “Where You Can Find More Information.”

SUMMARY

The following summary highlights selected information in this prospectus and is therefore qualified by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. This prospectus includes the basic terms of the exchange offer and the new notes we are offering, as well as information regarding our business. In particular, you should carefully consider the information set forth under “Forward-Looking Statements” and “Risk Factors.” We urge you to read carefully this entire prospectus and the other documents to which it refers.

Alcoa Inc.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number 212-836-2600).

Alcoa is the world’s leading producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating and recycling. Aluminum is a commodity that is traded on the London Metal Exchange and priced daily based on market supply and demand. Aluminum and alumina represent approximately three-fourths of Alcoa’s revenues, and the price of aluminum influences the operating results of Alcoa. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks.

Alcoa is a global company operating in over 40 countries. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa’s consumer brands include, among others, Reynolds Wrap® foils and plastic wraps, Alcoa® wheels and Baco® household wraps.

The Exchange Offer

On February 23, 2007, we issued $750,000,000 principal amount of our 5.72% notes due February 23, 2019 (which we refer to as the old 2019 notes) and $627,182,000 principal amount of our 5.87% notes due February 23, 2022 (which we refer to as the old 2022 notes and together with the old 2019 notes, the old notes) in exchange for (which we refer to as the previous exchange offers) $488,600,000 principal amount of our then outstanding 7 3/8% notes due 2010, $416,533,000 principal amount of our then outstanding 6 1/2% notes due 2011, and $483,291,000 principal amount of our then outstanding 6% notes due 2012 (which we may refer to collectively as the previously outstanding notes).

In connection with the previous exchange offers, we entered into a registration rights agreement with the dealer managers of the previous exchange offers for the benefit of the holders from time to time of the old notes.

Pursuant to the registration rights agreement, this exchange offer relates to the exchange of up to the entire principal amount of the old 2019 notes for the new 2019 notes, and the entire principal amount of the old 2022 notes for the new 2022 notes. The new notes will be obligations of Alcoa entitled to the benefits of the same indenture governing the old notes. The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except as indicated below.

The Exchange Offer

We are offering to exchange up to $750,000,000 principal amount of our 5.72% notes due February 23, 2019, or new 2019 notes, which have been registered under the Securities Act, for a like principal amount (and in like denominations) of our old 5.72% notes due February 23, 2019, which were issued on February 23, 2007 in a private offering.

We are also offering to exchange up to $627,182,000 principal amount of our 5.87% notes due February 23, 2022, or new 2022 notes, which have been registered under the Securities Act, for a like principal amount (and in like denominations) of our old 5.87% notes due February 23, 2022, which were issued on February 23, 2007 in the same private offering as the old 2019 notes.

Old notes must be tendered in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

In order to be exchanged, an outstanding old note must be properly tendered by you and accepted by us. All outstanding old notes that are validly tendered and not validly withdrawn will be accepted for exchange. As of the date of this prospectus there are $750,000,000 aggregate principal amount of old 2019 notes and $627,182,000 aggregate principal amount of old 2022 notes outstanding. We will issue the new notes in exchange for validly tendered and not validly withdrawn old notes promptly after the expiration date of this exchange offer.

Terms of the New Notes	The terms of each series of the new notes are substantially identical to the terms of the corresponding series of old notes, and evidence the same indebtedness, except that the new notes:

•	will be registered under the Securities Act and, consequently, unlike the old notes, will generally be freely tradeable by persons not affiliated with us;

•	will not bear any legends restricting their transfer;

•

will not be entitled to the rights which are applicable to the old notes under the registration rights agreement, including provisions relating to the payment of special interest under certain circumstances; and

•	will bear a different CUSIP number from the corresponding series of old notes.

Resale of the New Notes

Based on interpretations by the Staff of the SEC as set forth in a series of no-action letters issued to third parties unrelated to us, we believe that the new notes issued in this exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	you are acquiring the new notes in the ordinary course of your business;

•

you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate or engage in, a distribution (within the meaning of the Securities Act) of the new notes;

•	you are not a broker-dealer; and

•	you are not an “affiliate” of Alcoa within the meaning of Rule 405 under the Securities Act.

We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. The series of no-action letters referred to above are not binding on the SEC in respect of this exchange offer and we are not seeking a no-action letter from the SEC directly related to this exchange offer. If our belief is inaccurate or if any of the foregoing conditions is not satisfied, and you transfer any new note issued to you in this exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without qualifying for an exemption from registration of such new note under the Securities Act, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

A broker-dealer may participate in this exchange offer only if (a) the old notes to be exchanged by it were acquired by such broker-dealer as a result of market-making or other trading activities, (b) the broker-dealer is not participating or engaged in, does not intend to participate or engage in, and has no arrangements or understandings with any person to participate or engage in, the distribution (within the meaning of the Securities Act) of the new notes, and (c) the broker-dealer represents the foregoing to us, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale or other transfer of the new notes issued to it in this exchange offer. See “Plan of Distribution.” The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus in connection with any such resale or other transfer of the new notes issued to it in this exchange offer. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to such broker-dealers for use in connection with any such offers to resell, resales or other transfers.

This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale or transfer of the new notes.

Registration Rights Agreement

We have undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into for the benefit of the holders from time to time of the old notes. This exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to the old notes or the new notes. A copy of the registration rights agreement is filed as an exhibit to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes for new notes registered under the Securities Act, your old notes will continue to be subject to the restrictions on transfer described in the legend on the old notes. In general, old notes may not be offered or sold unless registered or exempt from registration under the Securities Act and applicable state laws.

As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered old notes, we will have fulfilled our obligations under the registration rights agreement. Accordingly, there will be no liquidated or other damages payable under the registration rights agreement if old notes were eligible for exchange, but not exchanged, in the exchange offer.

If you do not validly tender your old notes, your old notes will remain outstanding and will be entitled to the benefits of the indenture governing the old notes.

As a result of the restrictions on transfer and resale and the expected reduced availability of old notes, the old notes are likely to be much less liquid than before this exchange offer. The old notes will, after the exchange offer, continue to bear interest at the same rate as the new notes. See “The Exchange Offer—General” and “—Consequences of Failure to Exchange.”

Expiration Date

The “expiration date” for the exchange offer is 5:00 p.m., New York City time, on [                    ], 2007, unless we extend it in our sole discretion or if required by applicable law, in which case “expiration date” means the latest date and time to which the exchange offer is extended.

Accrued Interest on the New Notes and the Old Notes

Each series of the new notes will bear interest from the most recent date to which interest has been paid on the corresponding series of old notes. Holders of outstanding old notes that are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the next scheduled interest payment date (which will be August 23, 2007 in the case of the new 2019 notes and the new 2022 notes) that they would have received had they not accepted this exchange offer. Any old notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer

The exchange offer is subject to certain customary conditions. We may assert or waive these conditions in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer.” The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

Procedures for Tendering Old Notes

If you wish to tender your old notes for new notes pursuant to this exchange offer, you must complete and submit the required documentation and effect the tender pursuant to the procedures set forth in this prospectus and in the accompanying letter of transmittal.

If your outstanding old notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your old notes on your behalf pursuant to such procedures. If your outstanding old notes are held through The Depository Trust Company, also known as DTC, you may tender your old notes through the automated tender offer program of DTC (described below).

To participate in the exchange offer, you must either:

•

complete, sign and date the accompanying letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including having the signatures on the letter of transmittal guaranteed, if required, and mail or otherwise deliver the letter of transmittal, together with any other required documents (including the certificates for the old notes) specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to 5:00 p.m., New York City time, on the expiration date; or

•

if your outstanding old notes are tendered pursuant to book-entry procedures, deliver a completed and duly executed letter of transmittal or arrange with DTC to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or

•	comply with the ATOP (defined below) procedures for book-entry described below.

If you are a beneficial owner that holds old notes through Euroclear or Clearstream and wish to tender your old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered old notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering old notes.

Custodial entities that are participants in DTC must tender old notes through the Automated Tender Offer Program maintained by DTC, known as “ATOP,” by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had personally signed the letter of transmittal.

In addition, each holder of outstanding old notes that tenders old notes in the exchange offer must represent, among other things, that the following are true:

•	the holder is acquiring the new notes in the ordinary course of its business;

•

the holder is not participating or engaging in, does not intend to participate or engage in, and has no arrangement or understanding with any person to participate or engage in, a “distribution” of the new notes;

•	the holder is not an “affiliate” of Alcoa within the meaning of Rule 405 of the Securities Act; and

•	the holder is not a broker-dealer that received old notes other than pursuant to its market-making or other trading activities.

Do not send letters of transmittal, certificates representing old notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal. We could reject your tender of old notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal.

Withdrawal of Tenders

Tenders of old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on [                    ], 2007, but will thereafter be irrevocable, except in certain limited circumstances, including any extensions by Alcoa and where additional withdrawal rights are required by law (as determined by Alcoa). Such withdrawals must comply with the procedures set forth under “The Exchange Offer—Withdrawal of Tenders.”

Taxation	For a summary of the material U.S. federal income tax consequences of the exchange offer, see “Material U.S. Federal Income Tax Considerations.”

Exchange Agent

Global Bondholder Services Corporation is serving as the exchange agent in connection with this exchange offer. The telephone number of Global Bondholder Services Corporation is (212) 430-3774, its facsimile number is (212) 430-3775 and its address is 65 Broadway, Suite 723, 7th floor, New York, New York 10006.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes in this exchange offer.

Summary Description of the New Notes

The following is a brief summary of the terms of the new notes. For a more complete description, see “Description of the New Notes” in this prospectus. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will be registered under the Securities Act;

•	will not bear any legends restricting their transfer;

•

will not be entitled to the rights which are applicable to the old notes under the registration rights agreement, including provisions relating to the payment of increased interest under the circumstances set forth in the registration rights agreement; and

•	will bear a different CUSIP number from the corresponding series of old notes.

Issuer	Alcoa Inc.

New 2019 Notes Offered	Up to $750,000,000 aggregate principal amount of new 2019 notes.

New 2022 Notes Offered	Up to $627,182,000 aggregate principal amount of new 2022 notes.

Interest	The new 2019 notes will bear a fixed interest rate at a rate per annum equal to 5.72%.

The new 2022 notes will bear a fixed interest rate at a rate per annum equal to 5.87%.

Interest on the new notes will accrue from the last payment date on which interest was paid on the outstanding old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issuance of the old notes. Interest on the new notes will be payable semi-annually, in arrears on February 23 and August 23 of each year, beginning August 23, 2007.

Ranking

The new notes will be senior unsecured obligations of Alcoa and will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2006, we had approximately $7.235 billion of indebtedness outstanding on a consolidated basis, all of which would rank equally with the new notes.

Form and Denomination	The new notes will be issued in fully registered form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Covenants

If a change of control repurchase event occurs, unless we have exercised our right to redeem the new notes as described below under “Optional Redemption”, we will be required to make an offer to each holder of new notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s new notes at a repurchase price in cash equal to 101% of the aggregate principal amount of new notes repurchased plus any accrued and unpaid interest on the new notes repurchased to, but not including, the date of repurchase. See “Description of the New Notes—Change of Control Repurchase Event.”

We might not be able to pay to you the required price for new notes that you present to us upon a change of control repurchase event, because:

•	we might not have enough funds at that time; or

•	our credit facilities may have priority over such payments.

Optional Redemption	The new notes are redeemable by us, in whole or in part, at any time, at a redemption price equal to the greater of:

•	100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date; or

•

the sum of the present values of the Remaining Scheduled Payments, as defined below under “Description of the New Notes—Optional Redemption”, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below under “Description of the New Notes—Optional Redemption”, plus 15 basis points, plus accrued and unpaid interest to the date of redemption. See “Description of the New Notes—Optional Redemption.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of the New Notes—Events of Default.”

Listing; Market for New Notes

The new notes will be new securities for which there is currently no market. We do not intend to list the new notes on any securities exchange or arrange for them to be quoted on any quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will be developed or, if developed, will be maintained.

Governing Law	The new notes and the related indenture, as supplemented, are governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

Book-Entry Depository	DTC.

Trustee	The Bank of New York Trust Company, N.A.

RISK FACTORS

Before tendering your old notes in the exchange offer, you should read carefully this prospectus, the documents incorporated by reference herein and the following description of risks. In addition, certain factors that may adversely affect the business of Alcoa are discussed in Alcoa’s periodic reports referred to in “Where You Can Find More Information” above. Additionally, Alcoa’s 2006 10-K Report contains discussions of significant risks regarding Alcoa that could be relevant to your decision to participate in the exchange offer.

Consequences of Failure to Exchange

The old notes will continue to be restricted securities under the Securities Act.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on your old notes. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act (such as pursuant to Rule 144A or Regulation S under the Securities Act), or in a transaction not subject to the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. In addition, if you do not exchange your old notes in this exchange offer and the exchange offer is consummated, you will no longer be entitled to the registration rights provided under the registration rights agreement relating to the old notes.

The exchange offer will result in reduced liquidity for the old notes that are not exchanged.

If a large number of old notes are exchanged for new notes registered under the Securities Act, it may be more difficult for you to sell your old notes. The trading market for old notes that are not exchanged could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the principal amount of the old notes outstanding upon consummation of this exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a market for old notes that are not exchanged exists or develops, the old notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced.

Risks Relating to the New Notes

An active trading market may not develop for the new notes, and you may not be able to resell your new notes.

The new notes are new securities and no market exists in which you can resell them. Although the dealer managers in the previous exchange offers have advised us that they intend to buy and sell, or “make a market” in, the new notes, they are not required to do so. If the dealer managers start market-making activities, they could stop these activities at any time without notice. In addition, their market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. As a result, your ability to resell the new notes may be limited. We cannot assure you that any market for the new notes will develop or, if developed, will be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the new notes may be adversely affected.

We may not be able to purchase your new notes upon a change of control repurchase event.

Upon the occurrence of a specified “change of control repurchase event”, we will be required to offer to purchase each holder’s new notes at a price equal to 101% of their principal amount plus accrued and unpaid interest. We may not have sufficient financial resources to purchase all of the new notes that holders tender to us in connection with a change of control offer. See “Description of the New Notes—Change of Control Repurchase Event.”

Similar change of control offer requirements are applicable to our outstanding old notes and our outstanding notes due 2017, notes due 2027 and notes due 2037. Accordingly, we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer or to redeem such notes. The occurrence of a change of control also constitutes an event of default under our credit facilities. Our bank lenders would have the right to require the prepayment of these facilities upon such an event of default prior to any purchase or redemption upon a change of control repurchase event under the new notes. See “Description of the New Notes—Change of Control Repurchase Event.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of Alcoa’s earnings to fixed charges for the periods indicated:

Year Ended December 31,
2006	2005	2004	2003	2002
6.8x	5.4x	7.1x	5.2x	3.2x

The ratios include all earnings from continuing operations and fixed charges of Alcoa and its majority-owned subsidiaries. Earnings have been calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. Fixed charges consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

THE EXCHANGE OFFER

General

On February 23, 2007, we consummated the previous exchange offers and issued the outstanding old notes.

In connection with the issuance of the old notes, we entered into a registration rights agreement, dated as of February 23, 2007, for the benefit of the holders who received the old notes in the previous exchange offers. The following contains a summary of the provisions of the registration rights agreement. We refer you to the registration rights agreement, which has been filed as an exhibit to Alcoa’s Current Report on Form 8-K, filed with the SEC on March 1, 2007.

Under the registration rights agreement, we agreed, among other things, to:

•

file with the SEC, not later than 120 days after the date of issuance of the old notes, a registration statement relating to a registered exchange offer for the outstanding old notes for a new series of notes, having terms identical in all material respects to the old notes;

•	use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 225 days after the date of issuance of the old notes; and

•	use commercially reasonable efforts to complete the exchange offer within 270 days after the date of issuance of the old notes.

The exchange offer being made hereby, if commenced and consummated within the time periods described above, will satisfy these requirements under the registration rights agreement.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New notes of the applicable series will be issued in exchange for an equal principal amount of outstanding old notes of the comparable series accepted in the exchange offer. Old notes may be tendered only in denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000. This exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain conditions, including, without limitation, our receipt of the representations set forth below under “—Conditions to the Exchange Offer.”

The old notes were purchased by qualified institutional buyers, as defined in Rule 144A under the Securities Act or, outside the United States, by persons other than U.S. persons, as defined in Rule 902 under the Securities Act. We arranged for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The new notes also will be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is being sent to all registered holders of old notes as of [                    ], 2007, which is the record date for purposes of this exchange offer.

Holders of old notes do not have any appraisal or dissenters’ rights in connection with this exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding. Any outstanding old notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such outstanding old notes. After the expiration date, we will return to holders any tendered old notes that we did not accept for exchange. See “—Consequences of Failure to Exchange” for more information regarding old notes outstanding after this exchange offer.

We make no recommendation as to whether you should tender or not tender old notes in this exchange offer and have not authorized anyone to make any such recommendation. You must decide whether to tender in this exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

Interest on the New Notes

The new notes will accrue interest from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor, provided, that if old notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new notes received in exchange therefor will accrue from the date of such interest payment date. Holders of outstanding old notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment on the next scheduled interest payment date (which will be August 23, 2007 in the case of the new notes) that they would have received had they not accepted the exchange offer. Any old notes not tendered will continue to accrue interest according to their terms.

Resales of New Notes

Based on interpretations of the Staff of the SEC as set forth in several no-action letters issued to third parties unrelated to Alcoa (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the new notes issued pursuant to this exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without further registration under or compliance with the prospectus delivery requirements of the Securities Act, provided that:

•	such new notes are acquired in the ordinary course of such holder’s business; and

•

such holder is not participating or engaged in, does not intend to participate or engage in, and has no arrangement or understanding with any person to participate or engage in, a distribution (within the meaning of the Securities Act) of such new notes.

The series of no-action letters referred to above are not binding on the SEC in respect of this exchange offer.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of this exchange offer, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to this exchange offer as it has in such other no-action letters. If our belief is inaccurate or any of the foregoing conditions is not satisfied, and you transfer any new note issued to you in this exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without qualifying for an exemption from registration of such new notes under the Securities Act, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

If any such holder is an “affiliate” of Alcoa or is engaged in, intends to engage in, or has an arrangement or understanding with any person to participate in, a “distribution” of the new notes, such holder:

•	may not rely on the applicable interpretations of the Staff of the SEC referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of new notes.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer or the making of any exchange by a holder of old notes, violates applicable law, any applicable interpretation or policy of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction, or if any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

Holders of old notes who wish to exchange old notes in this exchange offer must represent to us prior to the expiration date (and by executing the letter of transmittal, such holders will represent to us) that:

•	any new notes to be received by them are being acquired in the ordinary course of their business;

•

they are not participating or engaging in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate or engage in, the distribution of the new notes within the meaning of the Securities Act; and

•	they are not our “affiliates” as defined in Rule 405 under the Securities Act or broker-dealers who obtained old notes other than pursuant to market-making or other trading activities.

A broker-dealer may participate in this exchange offer only if (a) the old notes to be exchanged by it were acquired by it as a result of market-making activities or other trading activities, (b) the broker-dealer is not participating or engaged in, does not intend to participate or engage in, and has no arrangements or understandings with any person to participate or engage in, the distribution (within the meaning of the Securities Act) of the new notes, and (c) the broker-dealer represents the foregoing to us and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resales or other transfers of the new notes issued to it in this exchange offer. See “Plan of Distribution.” Any such broker-dealer may use this prospectus in connection with any offers to resell, resales or other transfers of new notes issued to it in this exchange offer. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to such broker-dealers for such use.

Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such resale is made pursuant to an exemption from such requirements.

In tendering old notes, you must warrant in the letter of transmittal or in an agent’s message (described below under “—Procedures for Tendering Outstanding Old Notes”) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer old notes;

•	we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the old notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance of tenders would not be in compliance with applicable law. In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

If we determine in our reasonable judgment that any of the foregoing conditions are not satisfied, we may:

•	modify the exchange offer in order to comply with applicable law or SEC interpretation or policy, or with any applicable action or proceeding;

•	terminate the exchange offer and refuse to accept any old notes and return all tendered old notes to the tendering holders;

•

extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes prior to the expiration date (see “—Withdrawal of Tenders”); or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been validly withdrawn.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. All such conditions must be satisfied or waived by us, as applicable, prior to the expiration date.

Expiration Date; Extensions; Amendments; Termination

The expiration date is 5:00 p.m., New York City time, on [                    ], 2007, subject to our right to extend that time and date in our absolute discretion, in which case the expiration date means the latest time and date to which the exchange offer is extended.

If we extend the expiration date, we will:

•	notify the exchange agent of any extension by oral or written notice; and

•	issue a press release announcing any such extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Any announcement may state that we are extending the exchange offer for a specified period of time.

We reserve the right:

•	to delay acceptance of any old notes;

•	to extend the exchange offer;

•	to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions described above under “—Conditions to the Exchange Offer” occurs; and/or

•	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. If the exchange offer is amended in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a way reasonably calculated to inform you of the amendment. During any extension of the expiration date, all old notes previously tendered will remain subject to the exchange offer (unless withdrawn prior to the extended expiration date) and may be accepted for exchange by us.

Acceptance of Outstanding Old Notes for Exchange and Issuance of New Notes

As promptly as practicable after the expiration date, we will accept all outstanding old notes validly tendered and not validly withdrawn, and we will issue new notes registered under the Securities Act to the exchange agent. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged outstanding old notes validly tendered and not validly withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents and for delivering new notes to tendering holders.

Procedures for Tendering Outstanding Old Notes

Valid Tender

When the holder of old notes tenders, and we accept, old notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, prior to 5:00 p.m., New York City time, on the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal (including certificates for old notes, if any), to the exchange agent at the address set forth below under the heading “—Exchange Agent”;

•

if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with DTC to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation), to the exchange agent at the address set forth below under the heading “—Exchange Agent”; or

•	comply with the provisions set forth below under “—Guaranteed Delivery.”

In addition, prior to 5:00 p.m., New York City time, on the expiration date:

•	the exchange agent must receive the certificates for the old notes and the letter of transmittal;

•

the exchange agent must receive a timely confirmation of the book-entry of the old notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight courier, to the exchange agent.

The term “agent’s message” means a message transmitted to the exchange agent by DTC and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering holder that such holder has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all old notes that you hold.

The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight courier service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us. Delivery is complete when the exchange agent actually receives all the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent and is therefore not valid delivery for purposes of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

Book-Entry Transfers

For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of this exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, either:

•

the letter of transmittal or a facsimile thereof, or in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “—Exchange Agent”; or

•	the guaranteed delivery procedures described below must be complied with.

If you are a beneficial owner which holds old notes through Euroclear or Clearstream and wish to tender your old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered old notes in accordance with the procedures established by Euroclear and Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering old notes.

Guaranteed Delivery

If a holder wants to tender old notes in the exchange offer and (1) the certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the old notes may be tendered in accordance with the following guaranteed delivery procedures:

•	the tender is made by or through an eligible institution;

•

the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date:

•	setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered;

•	stating that the tender is being made; and

•

guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the certificates for the old notes, or a confirmation of book-entry transfer, and a properly completed and duly executed letter of transmittal (or a facsimile thereof), or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered old notes.

You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.

Our acceptance of properly tendered old notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

Determination of Validity

We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of this exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Withdrawal of Tenders

Tenders of old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date, but thereafter are irrevocable, except in certain limited circumstances, including any extensions by Alcoa and where additional withdrawal rights are required by law (as determined by Alcoa).

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent. The withdrawal notice must:

•	specify the name of the tendering holder of old notes to be withdrawn;

•	identify the old notes to be withdrawn;

•	specify, in the case of old notes tendered by delivery of certificates for those old notes, the serial numbers shown on the particular certificates evidencing those old notes;

•	specify the aggregate principal amount represented by the old notes to be withdrawn;

•

specify, in the case of old notes tendered by delivery of certificates for those old notes, the name of the registered holder, if different from that of the person withdrawing the tender, or specify, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes; and

•

be signed by the person who tendered those old notes in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those old notes.

The signature on any notice of withdrawal must be guaranteed by an eligible institution, unless the old notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of old notes may not be rescinded, and any old notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn old notes may, however, be re-tendered at any time prior to 5:00 p.m., New York City time, on the expiration date, by again following one of the procedures described in “—Procedures for Tendering Outstanding Old Notes.”

If you delivered or otherwise identified pursuant to the guaranteed delivery procedures old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution.

We will resolve all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we or they be liable for failing to give any such notice.

In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged for any reason will be credited to an account maintained with DTC. Withdrawn old notes will be returned to the holder after withdrawal. The old notes will be returned or credited to the account maintained with DTC as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Any old notes which have been tendered for exchange but which are withdrawn or not exchanged for any reason will be returned to the holder thereof without cost to such holder.

Exchange Agent

Global Bondholder Services Corporation has been appointed as the exchange agent for this exchange offer. Letters of transmittal and all questions and correspondence in connection with this exchange offer should be sent or directed by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent, as follows:

GLOBAL BONDHOLDER SERVICES CORPORATION

By Registered or Certified Mail, Regular Mail,	By Facsimile (for eligible institutions only):
Hand Delivery and Overnight Courier:	(212) 430-3775

65 Broadway	Confirm by Telephone:
Suite 723, 7th Floor	(212) 430-3774
New York, New York 10006

Delivery of the letter of transmittal to an address other than as set forth in the letter of transmittal or transmission of such letter of transmittal via facsimile other than as set forth in the letter of transmittal does not constitute a valid delivery of the letter of transmittal.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by our officers and other employees and those of our affiliates. No additional compensation will be paid to any of our officers or employees who engage in soliciting exchanges. All other expenses, including SEC filing fees, fee and expenses of the trustee under the indenture relating to the new notes, and printing and distribution expenses will be paid by us. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

We have not entered into any arrangement or understanding with any person to distribute (within the meaning of the Securities Act) the new notes. We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange unless new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer. In such circumstances, the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange

Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest but holders of old notes who do not exchange their old notes for new notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer, sell or otherwise transfer their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act and in compliance with applicable state securities laws. After the completion of the exchange offer we will have no obligation to effect a subsequent registration of the old notes.

As a result of the restrictions on transfer and the likely reduced availability of old notes after this exchange offer, the old notes are likely to be much less liquid than before the exchange offer. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be materially adversely affected.

Shelf Registration Statement

If:

•	due to a change in law, SEC rules or regulations or applicable interpretations thereof by the Staff of the SEC, we determine that we are not permitted to effect the exchange offer;

•

a holder of old notes notifies us in accordance with the requirements of the registration rights agreement that it is not eligible to participate in the exchange offer or does not receive freely tradable new notes pursuant to the exchange offer; or

•	for any other reason, the exchange offer is not completed within 270 days after the date of issuance of the old notes,

the registration rights agreement requires that we, as promptly as practicable, use commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC.

DESCRIPTION OF THE NEW NOTES

Provided below is a description of the specific terms of the new notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (as defined below), including the definitions of terms in the indenture, and the forms of the new notes. When used in this section, the terms “Alcoa,” “we,” “our” and “us” refer solely to Alcoa Inc. and not to its consolidated subsidiaries unless the context otherwise requires.

General

The new 2019 notes and new 2022 notes will each constitute a separate series of debt securities to be issued under the Indenture, dated as of September 30, 1993, between us and The Bank of New York Trust Company N.A., as successor trustee (the “trustee”) to J. P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the First Supplemental Indenture, dated January 25, 2007, between us and the trustee (together, the “indenture”). Resolutions relating to the issue of the new notes were adopted by the Board of Directors of Alcoa on November 10, 2006 and January 19, 2007.

The indenture may be further amended or supplemented from time to time. The trustee has two main roles. First, the trustee can enforce your rights against us if an “event of default” described below occurs. Second, the trustee performs certain administrative duties for us.

The indenture and the terms of the new notes are summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. The indenture and the forms of the new notes are filed with the SEC and are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part. A copy of the indenture is also available upon request to us without charge at our address set forth under “Where You Can Find More Information,” and we suggest that you read those parts of the indenture that are important to you. You especially need to read the indenture to get a complete understanding of your rights and our obligations under the covenants described below. Throughout the summary below we have included parenthetical references to the indenture so that you can easily locate the provisions being discussed.

The new notes will be senior unsecured obligations of Alcoa and will rank equally with Alcoa’s other unsecured and unsubordinated indebtedness.

Maturity

The new 2019 notes will mature on February 23, 2019, and the new 2022 notes will mature on February 23, 2022.

The new notes are not subject to the provisions of any optional or mandatory sinking fund. The new notes are not convertible or exchangeable into any other security of Alcoa. The indenture sets forth the conditions under which Alcoa may enter into a merger or consolidation, or convey, transfer or lease all or substantially all of its assets or properties. Except as described below under “—Change of Control Repurchase Event,” the covenants contained in the indenture and the new notes will not afford holders protection in the event of a sudden decline in credit rating that may result from a recapitalization, restructuring or other highly leveraged transaction.

Interest Rate

The new 2019 notes will bear a fixed interest rate of 5.72% per annum. The new 2022 notes will bear a fixed interest rate of 5.87% per annum. Interest on the new notes will be payable semi-annually in arrears on February 23 and August 23 of each year, beginning August 23, 2007 (each, an “interest payment date”). Except in the case of the initial interest payment date, each interest payment on a new note will include interest accrued from and including the last interest payment date to but excluding the following interest payment date or the maturity date, as the case may be.

In the case of the initial interest payment date for the new notes, if old notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new notes received in exchange therefor will accrue from the date of such interest payment date.

Alcoa will calculate interest for the new notes on the basis of a 360-day year consisting of twelve 30-day months. If the maturity date or an interest payment date is not a business day, then principal and interest, as applicable, will be paid on the next business day, and no interest will accrue from and after the maturity date or such interest payment date. All payments of interest on new notes will be made to the persons in whose names the new notes are registered at the close of business on the 15th day preceding each such interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the new notes is payable. As used in this prospectus, “business day” means any day that is not a day on which banking institutions are authorized or obligated by law or executive order to close in Pittsburgh, Pennsylvania or The City of New York.

Denominations

The new notes will be issued in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Registration, Transfer and Exchange

We will appoint the trustee as securities registrar for the purpose of registering the new notes and transfers and exchanges of the new notes and, subject to the terms of the indenture, the new notes may be presented for registration of transfer and exchange at the offices of the trustee. No service charge will be made for any registration of transfer or exchange of the new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with such transaction.

Optional Redemption

The new notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice to the holders thereof given in accordance with “—Notices” below, at a redemption price equal to the greater of:

•	100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date; or

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 15 basis points in the case of the new 2019 notes, and 15 basis points in the case of the new 2022 notes, plus, in each case, accrued interest to the date of redemption which has not been paid.

“Treasury Rate” means, with respect to any redemption date for the new notes:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the new notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes.

“Comparable Treasury Price” means, with respect to any redemption date for the new notes:

•	the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by Alcoa.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” Alcoa will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each new note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such new note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the new notes or any portion thereof called for redemption, unless Alcoa defaults in the payment of the redemption price and accrued interest. On or before the redemption date, Alcoa will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the new notes to be redeemed on such date. If less than all of the new notes are to be redeemed, the new notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the new notes as described in “—Optional Redemption”, we will be required to make an offer to each holder of new notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s new notes at a repurchase price in cash equal to 101% of the aggregate principal amount of new notes repurchased plus any accrued and unpaid interest on the new notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase new notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the new notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the new notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

•	accept for payment all new notes or portions of new notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all new notes or portions of new notes properly tendered; and

•	deliver or cause to be delivered to the trustee the new notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of new notes being purchased by us.

The paying agent will promptly mail to each holder of new notes properly tendered the purchase price for the new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any new notes surrendered; provided that each new note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the new notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all new notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade ratings event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the new notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) public notice of the occurrence of a change of control or the intention by Alcoa to effect a change of control, the new notes are rated below investment grade by each of the rating agencies. Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Alcoa, our subsidiaries, or our or such subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“change of control repurchase event” means the occurrence of both a change of control and a below investment grade ratings event.

“Fitch” means Fitch Ratings Ltd.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating categories of S&P and Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“rating agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the new notes or fails to make a rating of the new notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the new notes may in certain circumstances make more difficult or discourage a sale or takeover of Alcoa and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the new notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the new notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described below under “—Certain Limitations.”

We may not have sufficient funds to repurchase all the new notes upon a change of control repurchase event and the lenders under our credit facilities would have the right under a change of control event thereunder to the prior payment in full of any amount outstanding under those facilities. See “Risk Factors.”

Certain Limitations

The indenture contains the covenants and limitations summarized below. These covenants and limitations are applicable, unless waived or amended, so long as any of the senior debt securities of Alcoa issued under the indenture, including the new notes, are outstanding.

Liens. Alcoa covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property of Alcoa or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. The foregoing restriction, however, will not apply to:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•

mortgages on property existing at the time of acquisition of such property by Alcoa or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•	mortgages to secure indebtedness of a Restricted Subsidiary to Alcoa or another Restricted Subsidiary;

•	mortgages existing at the date of the indenture;

•

mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Alcoa or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Alcoa or a Restricted Subsidiary;

•	certain mortgages in favor of governmental entities; or

•	extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Alcoa or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets. (Section 1009)

Sale and Leaseback Arrangements. Alcoa covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Alcoa or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Alcoa or such Restricted Subsidiary to such person, unless either:

•

Alcoa or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the senior debt securities pursuant to the limitation in the indenture on liens; or

•

Alcoa applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:

•	involving a lease for a term of not more than three years; or

•	between Alcoa and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions. The indenture does not contain provisions that would afford protection to the holders of the senior debt securities in the event of a highly leveraged transaction involving Alcoa.

Certain Definitions. Following are definitions of capitalized terms used in the foregoing summary. These and other definitions are set forth in their entirety in the indenture:

“Attributable Debt” means, for purposes of the sale and leaseback limitations, at the time of determination, the lesser of:

•	the fair value of the property as determined by Alcoa’s Board of Directors; or

•

the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:

•	all current liabilities except for:

•	notes and loans payable,

•	current maturities of long-term debt, and

•	current maturities of obligations under capital leases; and

•

all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Alcoa and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:

•	owned by Alcoa or any Restricted Subsidiary; and

•	located within the continental United States of America.

However, any plant that, in the opinion of Alcoa’s Board of Directors, is not of material importance to the total business conducted by Alcoa and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:

•	is principally engaged in leasing or in financing receivables;

•	is principally engaged in financing Alcoa’s operations outside the continental United States; or

•	principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Alcoa or by one or more Subsidiaries, or by Alcoa and one or more Subsidiaries.

Events of Default

The following are events of default under the indenture with respect to the new notes:

(a)	failure to pay any interest when due, and this failure continues for 30 days;

(b)	failure to pay any principal or premium when due;

(c)	failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)	failure to perform any other covenant of Alcoa in the indenture (other than a covenant included in the indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the indenture;

(e)	default resulting in acceleration of any indebtedness for money borrowed by Alcoa in a principal amount in excess of $50,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the indenture, provided that, the resulting event of default under the indenture will be cured or waived if such other default is cured or waived;

(f)	certain events in bankruptcy, insolvency or reorganization involving Alcoa; and

(g)	any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the indenture is lower for each series of senior indebtedness issued under the indenture before the date of the first supplemental indenture (the first supplemental indenture being applicable to the old notes and the new notes), the acceleration of such outstanding indebtedness may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of the new notes.

If an event of default with respect to senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603) The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)

Consolidation, Merger and Sale of Assets

Alcoa may, without the consent of the holders of any of the outstanding senior debt securities under the indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, provided that:

•	any successor person assumes Alcoa’s obligations on the senior debt securities and under the indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•	certain other conditions are met. (Section 801).

Defeasance and Covenant Defeasance

Alcoa, at its option:

(a)	will be discharged from any and all obligations in respect of the new notes, except for certain obligations to:

•	issue temporary notes pending preparation of definitive notes,

•	register the transfer or exchange of new notes of the applicable series,

•	replace stolen, lost or mutilated new notes of the applicable series, and

•	maintain paying agents and hold moneys for payment in trust,

or

(b)	need not comply with the covenants that are set forth under “—Certain Limitations” and “—Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “—Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “—Events of Default” will no longer be events of default, if, in each case, Alcoa irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the new notes of the applicable series on the dates such payments are due, which may include one or more redemption dates designated by Alcoa, in accordance with the terms of the indenture and the new notes of the applicable series. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:

•

no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “—Events of Default” has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•

Alcoa has delivered an opinion of counsel based, in the event of a defeasance of the type described in clause (a) above, upon a ruling from the Internal Revenue Service or a change in applicable Federal income tax law from the date of the indenture, to the effect that the holders of the new notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Alcoa omits to comply with its remaining obligations under the indenture after a defeasance of the indenture with respect to the new notes as described under clause (b) above and the new notes are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the new notes at the time of the acceleration resulting from such event of default. However, Alcoa will remain liable in respect of such payments.

Meetings, Modification and Waiver

Alcoa and the trustee may make modifications and amendments of the indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Alcoa and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•	reduce the principal amount of, or premium or interest on, any senior debt security;

•	change any obligation of Alcoa to pay additional amounts;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•

reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for quorum or voting;

•	change any obligation of Alcoa to maintain an office or agency in the places and for the purposes required by the indenture; or

•	modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Alcoa with certain restrictive provisions of the indenture. (Section 1012) The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the indenture with respect to senior debt securities of that series, except a default:

•	in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•

in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities for quorum purposes:

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•	senior debt securities owned by Alcoa or an affiliate of Alcoa will not be deemed outstanding. (Section 101)

The indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401)

A meeting may be called at any time by the trustee, and also, upon request, by Alcoa or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402) To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:

•	a holder of one or more outstanding senior debt securities of the series; or

•	a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,

•

any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•

any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than 66 2/3% in principal amount of the outstanding senior debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding senior debt securities of such series will constitute a quorum. (Section 1404)

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of the new notes, create and issue further notes equal in rank to the new notes offered hereby in all respects (or in all respects except for the payment of interest accruing before the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes. We will not issue any further notes intended to form a single series with the new notes unless the further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

The indenture does not limit the aggregate principal amount of senior debt securities that Alcoa may issue and does not contain any provisions that give you protection in the event we issue a large amount of debt.

Notices

Notices to holders of new notes will be given by mail to the addresses of registered holders as they appear in the security register. (Sections 101 and 106)

Concerning the Trustee

The Bank of New York Trust Company, N.A. is the trustee under the indenture relating to the new notes and serves as the trustee for other debt securities of Alcoa and certain of its subsidiaries. The Bank of New York Trust Company, N.A. has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

The trustee under the indenture may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act,” upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

Book-Entry, Delivery and Form

The new notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes,” which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the “Depositary” or “DTC,” and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.A., as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised Alcoa as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities deposited with it by its participants and records the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which we refer to as “Clearstream Customers,” and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer.

Distributions with respect to the new notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.A., which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the new notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in the new notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Individual certificates in respect of the new notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the new notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

Title to book-entry interests in the new notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the new notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the new notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the new notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

Global Clearance and Settlement Procedures

We will make all payments of principal, premium, if any, and interest in respect of the new notes in immediately available funds while the new notes are held in book-entry only form. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the new notes to or receiving interests in the new notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the new notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such new notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the new notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the new notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of the old notes and the acquisition, holding and disposition of new notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA”, individual retirement accounts and other plans that are subject to Section 4975 of the Code (as defined herein), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, accounts and other plans (each, a “plan”).

This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date of this offering memorandum. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of an employee benefit plan subject to Title I of ERISA, or an “ERISA plan,” and ERISA and the Code prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a plan or the management or disposition of the assets of a plan, or who renders investment advice for a fee (direct or indirect) or other compensation to a plan, is considered to be a fiduciary of the plan.

In considering an investment in the new notes of a portion of the assets of a plan, regardless of whether such plan is an ERISA plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law. In addition, a fiduciary of an ERISA plan should determine if an investment in the new notes satisfies the fiduciary’s duties to the ERISA plan including, without limitation, the prudence, diversification and exclusive benefit provisions of ERISA.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” under ERISA or “disqualified persons” under the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The exchange of the old notes and the acquisition, holding and disposition of the new notes by or on behalf of a plan may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code if Alcoa, the trustee or the exchange agent is or becomes a party in interest or disqualified person with respect to the plan, unless an exemption is available. In this regard, there are certain statutory or regulatory exemptions that may permit an otherwise prohibited exchange of old notes and acquisition of new notes. Specifically, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions, depending on the type and circumstances of the plan fiduciary making the decision to acquire the new notes. These class exemptions include, without limitation, PTCE 84-14 regarding transactions effected by qualified professional asset managers, PTCE 90-1 regarding investments by insurance company pooled separate accounts, PTCE 91-38 regarding investments by bank collective investment funds, PTCE 95-60 regarding investments by insurance company general accounts, and PTCE 96-23 regarding transactions effected by in-house asset managers. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans that consider acquiring new notes in reliance on any of these or any other statutory or regulatory exemptions should carefully review the PTCE to assure it is applicable.

Each holder of old notes that acquires new notes and that is a plan or is using plan assets will be deemed to have represented and warranted that the exchange of the old notes and the acquisition, holding and disposition of the new notes will not result in a non-exempt prohibited transaction under ERISA, the Code or any substantially similar applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering exchanging old notes and acquiring the new notes on behalf of or with plan assets of a plan should consult with their counsel, prior to any such transaction, regarding the potential applicability of ERISA, Section 4975 of the Code and any substantially similar laws to such investment and the availability of an applicable exemption.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the expected material U.S. federal income tax consequences of the acquisition, ownership and disposition of the new notes and the exchange of old notes for new notes pursuant to the exchange offer. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” its legislative history, existing and proposed Treasury regulations thereunder (the “Regulations”), published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. We have not received, nor will we receive, any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the IRS or a court would agree with the advice of our counsel, upon which this summary is based. Moreover, there is no assurance that such counsel’s advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the IRS.

The following does not consider the tax consequences of the receipt of the new notes pursuant to the exchange offer under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, partnerships or other pass-through entities, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the old notes or the new notes as part of a “straddle,” “hedge” or “conversion transaction”). The discussion deals only with old notes and new notes held as “capital assets” within the meaning of Section 1221 of the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding old notes should consult its tax advisor regarding the tax consequences of the exchange offer to such partner.

HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

IN ADDITION, TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES HEREIN IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED

HEREIN AND (B) SUCH DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED AND CANNOT BE USED BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON UNDER THE CODE.

We believe that the new notes should be treated as indebtedness for U.S. federal income tax purposes, and the discussion below is consistent with this view.

Tax Consequences to U.S. Holders

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the old notes or new notes that for United States federal income tax purposes is (i) an individual citizen or resident of the United States, (ii) a corporation or any other entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) in general, a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable Regulations to be treated as a United States person.

Exchange of Notes

The exchange of the old notes for the new notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a U.S. Holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange. In addition, as a result, any original issue discount (“OID”), market discount, amortizable bond premium and acquisition premium attributable to the old notes will carryover to the new notes received by a U.S. Holder in exchange therefor. Each of the foregoing items is discussed separately in greater detail below.

Issue Price; Original Issue Discount

The new notes will be treated as issued with OID if and to the extent that the old notes are treated as having been issued with OID. A note is regarded as having been issued with OID if the stated redemption price at maturity of the notes exceeds its issue price, subject to a de minimis exception. A note’s “stated redemption price at maturity” is the sum of all payments provided under the note other than stated interest. The issue price of a new note will generally be the issue price of the old note for which it was exchanged. We have previously taken the position that the old notes were issued in a tax-free recapitalization under section 368(a)(1)(E) of the Code and that the old notes are “publicly-traded” for purposes of the OID provisions under the Code. Accordingly, if and to the extent that the respective fair market value of the old notes were (or were treated as being) below their respective principal amounts at the time of their issuance, such fair market value would be deemed to be the issue price of the old notes, and since such issue price of such notes would be below the respective principal amounts of such notes, the old notes would be treated as having been issued with OID, subject to the de minimis exception. By comparison, in the case of a U.S. Holder acquiring a new note in a secondary market, the issue price will generally be equal to the adjusted issue price (as defined below) of such note at the time of acquisition.

The amount of OID is de minimis (and therefore treated as zero) if the amount of OID is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date. A U.S. Holder of a new note with OID will be required to include OID in gross income as it accrues on a constant yield to maturity basis, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. Subject to a reduction for an allocable portion of acquisition premium (as defined below), if any, the amount of OID includible in gross income by such a U.S. Holder will equal the sum of the daily portions of OID with respect to the new note for each day during the taxable year on which such U.S. Holder held such new note (“accrued OID”). In general, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the excess of (1) the product of the new note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (2) the sum of any stated interest payments allocable to such accrual period. The “yield to maturity” is the discount rate that, when applied to all payments under the new note, results in a present value equal to the issue price. The “adjusted issue price” of a new note at the beginning of any accrual period will equal its issue price increased by the accrued OID for each prior accrual period, and reduced by all payments in respect of such new note (other than payments of stated interest) before such accrual period.

Under the Regulations, a holder of a debt instrument may elect to include in gross income all interest that accrues on the instrument by using the constant yield method. For this purpose, interest includes, among other things, stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium. This election must be made for the taxable year in which the holder acquires the debt instrument. Once made, this election can be revoked only with the consent of the IRS. Holders are urged to consult with their tax advisors regarding the treatment of OID and, in connection therewith, the advisability of making the foregoing election.

Payments of Stated Interest

Interest on new notes will generally be taxable to a U.S. Holder as ordinary interest income at the time any such interest accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. Holder acquires a new note for an amount that is, in the case of a new note that does not have OID, less than its stated redemption price at maturity, or, in the case of a new note that has OID, less than its adjusted issue price (as defined above), the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than  1/4 of one percent of the stated redemption price at maturity multiplied by the remaining number of complete years to maturity from the date of acquisition.

A U.S. Holder that purchases a new note with market discount is required to treat any principal payment (or, in the case of a new note that has OID, any payment that is not qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a new note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the accrued market discount on the debt security that has not previously been included in income. In addition, in the case of a U.S. Holder that receives a new note in exchange for an old note, any accrued but unrecognized market discount attributable to the old note will carryover to the new note. Thus, under the market discount rules partial principal payments can be treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If the new note is disposed of by the U.S. Holder in certain otherwise nontaxable transactions, accrued market discount is includible as ordinary income by the U.S. Holder as if such U.S. Holder had sold the new note at its then fair market value.

In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note by note basis and is irrevocable.

A U.S. Holder may not be allowed to deduct currently a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry new notes with market discount. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A U.S. Holder’s tax basis in a new note will be increased by the amount of market discount included in such U.S. Holder’s income under such an election.

Amortizable Bond Premium and Acquisition Premium

If a U.S. Holder purchases a note for an amount in excess of the stated redemption price at maturity, such U.S. Holder will be considered to have purchased such new note with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “Issue Price; Original Issue Discount”), over the remaining term of the new note (where such new note is not redeemable prior to its maturity date). A U.S. Holder that elects to amortize bond premium must reduce such U.S. Holder’s tax basis in the new note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held during or after the taxable year for which the election is made and may be revoked only with the consent of the IRS.

If a U.S. Holder purchases a new note issued with OID at an “acquisition premium,” the amount of OID that the U.S. Holder includes in gross income is reduced to reflect the acquisition premium. A new note with OID is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is greater than the adjusted issue price (as explained under “Issue Price: Original Issue Discount” above), but less than or equal to the stated redemption price at maturity of the new notes.

If a new note with OID is purchased at an acquisition premium, the U.S. Holder reduces the amount of OID otherwise includible in income during an accrual period by an allocable portion of the acquisition premium. The amount of acquisition premium allocable to any taxable year generally would be determined by multiplying the annual OID accrual by a fraction, the numerator of which is the acquisition premium, and the denominator of which is the total OID remaining after the date of purchase under the new notes.

Sale, Exchange, Redemption or Other Disposition of the New Notes

Except as described above with respect to accrued market discount and OID, upon the disposition of a new note by sale, exchange, redemption or otherwise, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income) and (ii) the U.S. Holder’s adjusted tax basis in the note (which will generally equal the carry over basis from an old note, in the case of an existing U.S. Holder, or the amount paid for a new note increased by any market discount and/or OID previously included in gross income and reduced (but not below zero) by any payments received by such U.S. Holder other than payments of qualified stated interest and any amortizable bond premium previously used to offset qualified stated interest, in the case of a U.S. Holder acquiring a new note in a secondary market). Any capital gain or loss will be long-term capital gain or loss if the holder has held the note for more than one year. U.S. Holders should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply with respect to payments, including interest, paid on the new notes during each calendar year. Under certain circumstances, a holder may be subject to backup withholding at a current rate of 28% on payments of interest (including OID, if any) on, and the proceeds of a sale, exchange or redemption of the new notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain “exempt recipients” such as corporations (within the meaning of Section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report payment of interest and dividends properly and the IRS has notified the withholding agent that the recipient is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a holder of old notes or new notes that is neither a U.S. Holder as defined above nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Exchange of Notes

As discussed above under “Tax Consequences to U.S. Holders—Exchange of Notes,” the exchange of the old notes for the new notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a Non-U.S. Holder will not recognize any taxable gain or loss as a result of such exchange and for U.S. federal income tax purposes will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

Interest on the New Notes

As previously noted, the old notes may have been issued with OID, which would carryover to the new notes. The new notes will be treated as issued with OID to the extent that the stated redemption price at maturity of the new notes exceeds their issue price, subject to the de minimis exception. A new note’s “stated redemption price at maturity” is the sum of all payments provided by the new note other than stated interest. The issue price of a new note will generally be the issue price of the old note for which it was exchanged which, as already indicated, would have been its fair market value. In the case of a U.S. Holder acquiring a new note in a secondary market, the issue price will generally be equal to the adjusted issue price (as defined below) of such note at the time of acquisition. The amount of OID is de minimis (and, therefore, is treated as zero) if the amount of OID is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date.

Payments of interest (including OID, if any) on the new notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (iii) such Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and (iv) certain certification requirements (summarized below) are met (the “Portfolio Interest Exemption”). If a Non-U.S. Holder of a new note is engaged in a trade or business in the United States, and if interest (including OID, if any) on such new note is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or a fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to regular U.S. income tax on such interest (including OID, if any) in the manner described above with respect to holders generally. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID, if any) on a new note will be included in the earnings and profits of such Non-U.S. Holder if such interest (including OID, if any) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

A payment of interest (including OID, if any) on a new note made to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid IRS Form W-8BEN or IRS Form W-8ECI and, if necessary, an IRS Form W-8IMY, respectively, from the Non-U.S. Holder and can reliably associate such payment with such IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-8IMY. In addition, under certain circumstances, a withholding agent is allowed to rely on IRS Form W-8BEN furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder’s IRS Form W-8BEN, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a “qualified intermediary,” and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

Sale, Exchange, Redemption or Other Disposition of the New Notes

Under current law, a Non-U.S. Holder of new notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such new notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or a fixed base maintained by the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who holds the new notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and certain exceptions do not apply; or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clauses (i) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by certain U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident).

Estate Tax Consequences

New notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that, at the time of such individual’s death, the income from the new notes was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) on interest that is described above under “—Interest on the New Notes.”

Backup Withholding and Information Reporting

Information reporting on Form 1099 and backup withholding will not apply to payments of principal and interest (including OID, if any) made by us or a paying agent to a Non-U.S. Holder on new notes if the certification described above under “—Interest on the New Notes” is received, provided that the payor does not have actual knowledge that the Non-U.S. Holder is a United States person. However, interest (including OID, if any) may be required to be reported annually on Form 1042S. Payments of the proceeds from the sale by a holder that is a Non-U.S. Holder of a new note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a new note through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

PLAN OF DISTRIBUTION

This exchange offer is not being made to, nor will we accept tenders of old notes for exchange from, holders in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with applicable law.

The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

All broker-dealers that receive new notes for their own accounts pursuant to this exchange offer must acknowledge that they will deliver a prospectus in connection with any resale of such new notes. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, but only if the old notes for which the new notes were received in the exchange were acquired for such broker-dealers’ own accounts as a result of market-making or other trading activities. Therefore, this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of new notes. We have agreed that, beginning on the expiration date and ending at the close of business 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale. We will advise each participating broker-dealer (i) when a prospectus supplement or post-effective amendment has been filed or has become effective, (ii) of any request by the SEC for amendments or supplements to the registration statement of the prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the exchange offer registration statement or of the suspension by any state securities commission of the qualification of the new notes for offering or sale in any jurisdiction and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the exchange offer registration statement, the prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the exchange offer registration statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We will not receive any proceeds from any resale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were acquired by it for its own account as a result of market-making activities or other trading activities, that received new notes pursuant to the exchange offer or that participates in a distribution of the new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay certain expenses incident to the exchange offer (other than the expenses of counsel for the holders and commissions or concessions of any brokers or dealers) and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We note, however, that, in the opinion of the SEC, indemnification agreements for liabilities under the federal securities laws are against public policy and may be unenforceable.

See also “The Exchange Offer—Resales of New Notes.”

LEGAL MATTERS

The legality of the new notes offered by Alcoa hereby will be passed on for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Kirkpatrick & Lockhart Preston Gates Ellis LLP, New York, New York, has acted as outside counsel to Alcoa. Mr. Seligson is a full-time employee of Alcoa and owns, or has rights to acquire under Alcoa’s employee benefit plans, an aggregate of less than one percent of the shares of common stock of Alcoa.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 of Alcoa Inc. have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Article V of the By-Laws of Alcoa provides that Alcoa shall indemnify, under specified circumstances, persons who were or are directors, officers or employees of Alcoa or who served or serve other business entities at the request of Alcoa. Under these By-Law provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of the defense and any liability incurred are to be indemnified under these provisions only where independent legal counsel or another disinterested person selected by the board of directors determines that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Alcoa, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Any expense incurred with respect to any claim may be advanced by Alcoa if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not to be indemnified pursuant to Article V.

The foregoing By-Law provisions generally parallel Sections 1741 and 1745 of the Pennsylvania Business Corporation Law (“PBCL”). Section 1746 and the By-Laws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 1746 of the PBCL and the By-Laws provide for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the act or omission giving rise to a claim constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director’s responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

Alcoa’s Articles of Incorporation and By-Laws were amended by the shareholders to implement the increased protections made available to directors under the PBCL as described in the preceding paragraph. Article VIII of the By-Laws provides that, except as prohibited by law, every director of Alcoa shall be entitled as of right to be indemnified by Alcoa for expenses and any and all liability paid or incurred by such person by reason of such person being or having been a director of Alcoa. Expenses incurred with respect to any claim may be advanced by Alcoa, subject to certain exceptions. The shareholders have also approved a form of indemnity agreement. Alcoa has entered into such an indemnity agreement with each of its current directors.

Alcoa has purchased a liability insurance policy with an aggregate limit of $200 million, with certain specified deductible amounts for liability of directors and officers and reimbursement to Alcoa for indemnification provided to directors and officers. The policy has an expiration date of October 1, 2007 and provides liability insurance and reimbursement coverage for Alcoa, and its directors and officers, which is permitted by the laws of Pennsylvania referred to above.

The Articles of Incorporation provide that except as prohibited by law, Alcoa may indemnify any person who is or was a director, officer, employee or agent of Alcoa or is or was serving at the request of Alcoa as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan, and may take such steps as may be deemed appropriate by the board of directors, including purchasing and maintaining insurance, entering into contracts, including, without limitation, contracts of indemnification between Alcoa and its directors and officers, creating a trust fund, granting security interests or using other means, including, without limitation, a letter of credit to ensure the payment of such amounts as may be necessary to effect such indemnification. The By-Laws provide for indemnification of such persons to the fullest extent permitted by law.

The Articles of Incorporation also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of directors, no director of Alcoa shall be personally liable for monetary damages for any action taken, or any failure to take any action.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description	Incorporation by Reference (where a report is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)
4.1	Articles of Alcoa Inc., as amended	Exhibit 3(a) to Alcoa’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

4.2	By-Laws of Alcoa Inc., as amended	Exhibit 3(b) to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2005.

4.3	Indenture, dated as of September 30, 1993, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as Trustee	Exhibit 4(a) to Alcoa’s Registration Statement on Form S-3 (No. 33-49997) filed with the SEC

4.4	First Supplemental Indenture, dated January 25, 2007, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as Trustee	Exhibit 99.4 to Alcoa’s Current Report on Form 8-K filed with the SEC on January 25, 2007

4.5	Forms of 7 3/8% notes due 2010	Filed herewith

4.6	Forms of 6 1/2% notes due 2011	Filed herewith

4.7	Forms of 6% notes due 2012	Filed herewith

4.8	Forms of 5.72% notes due 2019 (CUSIP Nos. 013817AM3 and U01347AA8)	Exhibit 4.1 to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007

4.9	Forms of 5.87% notes due 2022 (CUSIP Nos. 013817AN1 and U01347AB6)	Exhibit 4.2 to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007

4.10	Form of registered 5.72% notes due 2019	Filed herewith

4.11	Form of registered 5.87% notes due 2022	Filed herewith

4.12	Registration Rights Agreement, dated as of February 23, 2007, between Alcoa Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated	Exhibit 4.5 to Alcoa’s Current Report on Form 8-K, filed with the SEC on March 1, 2007

5	Opinion of Thomas F. Seligson, Esq., as to the legality of the securities being registered	Filed herewith

8	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP, regarding certain tax matters	Filed herewith

12	Computation of Ratios of Earnings to Fixed Charges	Exhibit 12 to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2006

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

Exhibit No.	Description	Incorporation by Reference (where a report is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)
23.2	Consent of Thomas F. Seligson, Esq.	Included in Exhibit 5 filed herewith

23.3	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP	Included in Exhibit 8 filed herewith

24	Power of Attorney for certain directors	Filed herewith

25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of J.P. Morgan Trust Company, National Association, as Trustee under the Indenture	Exhibit 25(a) to Alcoa’s Registration Statement on Form S-3 (No. 333-74874) filed with the SEC on December 10, 2001

99.1	Form of Letter of Transmittal	Filed herewith

99.2	Form of Letter to Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

99.3	Form of Letter to Clients	Filed herewith

99.4	Form of Notice of Guaranteed Delivery	Filed herewith

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

B.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

C.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2007.

ALCOA INC.

By:	/s/ JOSEPH R. LUCOT
Name:	Joseph R. Lucot
Title:	Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAIN J. P. BELDA Alain J. P. Belda	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	March 19, 2007

/s/ CHARLES D. MCLANE, JR. Charles D. McLane, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)	March 19, 2007

/s/ JOSEPH R. LUCOT Joseph R. Lucot	Vice President and Corporate Controller (Principal Accounting Officer)	March 19, 2007

Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, Klaus Kleinfeld, James W. Owens, Henry B. Schacht, Franklin A. Thomas and Ernesto Zedillo, each as a Director, on March 19, 2007, by Donna C. Dabney, their Attorney-in-Fact.*

*By:	/s/ DONNA C. DABNEY
Donna C. Dabney Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Articles of Alcoa Inc., as amended (incorporated by reference as Exhibit 3(a) to Alcoa’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

Exhibit 4.2	By-Laws of Alcoa Inc., as amended (incorporated by reference as Exhibit 3(b) to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2005).

Exhibit 4.3	Indenture, dated as of September 30, 1993, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as Trustee (incorporated by reference as Exhibit 4(a) to Alcoa’s Registration Statement on Form S-3 (No. 33-49997) filed with the SEC).

Exhibit 4.4	First Supplemental Indenture, dated January 25, 2007, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as Trustee (incorporated by reference as Exhibit 99.4 to Alcoa’s Current Report on Form 8-K filed with the SEC on January 25, 2007).

Exhibit 4.5	Forms of 7 3/8% notes due 2010.

Exhibit 4.6	Forms of 6 1/2% notes due 2011.

Exhibit 4.7	Forms of 6% notes due 2012.

Exhibit 4.8	Forms of 5.72% notes due 2019 (CUSIP Nos. 013817AM3 and U01347AA8) (incorporated by reference as Exhibit 4.1 to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007).

Exhibit 4.9	Forms of 5.87% notes due 2022 (CUSIP Nos. 013817AN1 and U01347AB6) (incorporated by reference as Exhibit 4.2 to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007).

Exhibit 4.10	Form of registered 5.72% notes due 2019.

Exhibit 4.11	Form of registered 5.87% notes due 2022.

Exhibit 4.12	Registration Rights Agreement, dated as of February 23, 2007, between Alcoa Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (incorporated by reference as Exhibit 4.5 to Alcoa’s Current Report on Form 8-K filed with the SEC on March 1, 2007).

Exhibit 5	Opinion of Thomas F. Seligson, Esq., as to the legality of the securities being registered.

Exhibit 8	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP, regarding certain tax matters.

Exhibit 12	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference as Exhibit 12 to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2006).

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 23.2	Consent of Thomas F. Seligson, Esq. (included in Exhibit 5 filed herewith).

Exhibit 23.3	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 8 filed herewith).

Exhibit 24	Power of Attorney for certain directors.

Exhibit 25	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of J.P. Morgan Trust Company, National Association, as Trustee under the Indenture (incorporated by reference as Exhibit 25(a) to Alcoa’s Registration Statement on Form S-3 (No. 333-74874) filed with the SEC on December 10, 2001).

Exhibit 99.1	Form of Letter of Transmittal.

Exhibit 99.2	Form of Letter to Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees.

Exhibit 99.3	Form of Letter to Clients.

Exhibit 99.4	Form of Notice of Guaranteed Delivery.